                                                                    Exhibit 3.10


                                                        ENDORSED
                                                         FILED
                                         in the office of the Secretary of State
                                                of the State of California

                                                        JAN 9 1987

                                            MARCH FONG EU, Secretary of State

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

          MARK HUGHES and PERRY E. TURNER hereby certify that:

          1. They are the President and Secretary, respectively, of HERBALIFE INTERNATIONAL, INC., a California corporation.

          2. Article ONE of the Articles of Incorporation of this corporation is amended to read as follows:

          "The name of this corporation is HERBALIFE
          INTERNATIONAL OF AMERICA, INC."

          3. The foregoing Amendment to Articles of Incorporation has been duly approved by the Board of Directors.

          4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,171,278. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATE:  January 8, 1987                  /s/ Mark Hughes
                                        ---------------------------------------
                                        Mark Hughes, President

                                        /s/ Perry E. Turner
                                        ---------------------------------------
                                        Perry E. Turner, Secretary